                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934


                                APRIL 11, 1997
                                Date of Report
                       (Date of earliest event reported)



                     CITADEL COMPUTER SYSTEMS INCORPORATED
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          DELAWARE                   0-08718                 75-2242792
(State or other jurisdiction     (Commission File          (IRS Employer
      of Incorporation)              Number)             Identification No.)




          3811 TURTLE CREEK BOULEVARD, SUITE 600, DALLAS, TEXAS 75219
                    (Address of Principal Executive Office)

                                (214) 520-9292
             (Registrant's telephone number, including area code)
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                            ITEM 5.   OTHER EVENTS

     The Citadel Computer Systems Incorporated ("Citadel") Board of Directors authorized the redemption of all or a portion of its Convertible Redeemable Debentures Due 2000 and Series B Convertible Preferred Stock upon notice of conversion. Citadel also completed a private placement of $500,000 of 8% Convertible Redeemable Debentures as of April 11, 1997. The Board initially has authorized up to $1.5 million for redemption, in amounts, and at times, depending upon market conditions.

     Under the terms of the $1.5 million in securities which were outstanding on April 18, 1997, $300,000 in principal value plus accrued interest thereon becomes eligible for conversion beginning April 1997, with an additional $900,000 becoming eligible for conversion in mid May 1997, and an additional $300,000 becoming eligible for conversion in mid June 1997.

     The Company also entered into a letter of intent with Institutional Investors Consulting Company, an investment banking group led by Len Chaikind, to obtain financing pursuant to a private placement to pursue an expanded redemption program among other uses.

                  ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(C)  EXHIBITS.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-B.

          99.1  Offshore Securities Subscription Agreement

          99.2  8% Redeemable Convertible Note

          99.3 Warrant to Purchase Shares of Common Stock of Citadel Computer Systems Incorporated

          99.4  Registration Rights Agreement
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITADEL COMPUTER SYSTEMS INCORPORATED
                                    (Registrant)



DATE: April 28, 1997     By: /s/ Steven B. Solomon
                             -------------------------------------------
                              Steven B. Solomon, Chief Operating Officer